NSAR Exhibit 77C: Matters submitted to a vote of Security Holders.


A Special Meeting of the Shareholders of the Short Term Income Fund, Inc. (the "Fund"), was held at the offices of the Fund, 600 Fifth Avenue, New York, New York on November 5, 2007, at 9:00 A.M., Eastern time to approve the Agreements and Plans of Reorganization and Liquidation between Daily Income Fund and the Fund.

The results of the voting are as follows:


SHORT TERM INCOME FUND, INC.
SPECIAL MEETING OF SHAREHOLDERS, NOVEMBER 5, 2007
(UNAUDITED)
================================================================================


 Money Market Porfolio       Shares               % of                        % of
  Class A Shares             Voted          Outstanding Shares            Shares Voted
  --------------             ------         ------------------            ------------

   For                    39,420,664.20           77.69%                     98.51%
   Against                   272,012.36            0.54%                      0.68%
   Abstain                   323,013.80            0.64%                      0.81%


 Money Market Porfolio       Shares               % of                        % of
  Class B Shares             Voted          Outstanding Shares            Shares Voted
  --------------             -------        ------------------            ------------

   For                    74,234,277.01           54.89%                     95.78%
   Against                 1,884,334.93            1.39%                      2.43%
   Abstain                 1,388,211.13            1.03%                      1.79%


 US Government Porfolio       Shares               % of                       % of
  Class A Shares              Voted          Outstanding Shares            Shares Voted
  --------------              ------         ------------------            ------------

   For                     7,882,170.11           53.80%                     79.15%
   Against                 1,854,489.36           12.66%                     18.62%
   Abstain                   221,709.37            1.51%                      2.23%

 US Government Porfolio       Shares               % of                       % of
  Class B Shares              Voted          Outstanding Shares            Shares Voted
  --------------              ------         ------------------            ------------

   For                    29,858,116.31           58.57%                     98.68%
   Against                    83,809.73            0.16%                      0.28%
   Abstain                   315,684.87            0.62%                      1.04%
